Exhibit 8
SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 21, 2008, by and among Kanir Joint Investments (2005) Limited Partnership, a limited partnership organized under the laws of the State of Israel (the “Purchaser”), and Mr. Menahem Raphael (the “Seller”).

W I T N E S S E T H:

WHEREAS, the parties desire that the Purchaser purchase the Securities (as defined below) from the holders thereof;

WHEREAS, the Purchaser currently does not have the funds available to finance the purchase of the Securities;

WHEREAS, the parties desire that the Seller purchase the Securities and immediately sell them to the Purchaser as the same price;

WHEREAS, in order to effectuate the foregoing, the Seller (i) signed a share purchase agreement on the date hereof with Dan Purjes and certain affiliates of his (the “Purjes Group”) to purchase the Ordinary Shares, par value $1.00 per share (“Ordinary Shares”), and warrants to purchase Ordinary Shares (“Warrants”) of Nur Macroprinters Ltd., a company organized under the laws of the State of Israel (the “Company”), as set forth on Schedule 1 hereto and (ii) will soon sign a share purchase agreement with Myles Wittenstein and certain affiliates of his (the “Wittenstein Group”) to purchase the Ordinary Shares and Warrants set forth on Schedule 2 hereof (collectively with the Ordinary Shares and Warrants set forth on Schedule 1, the “Securities”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchaser desires to purchase the Securities from the Seller and the Seller desires to sell the Securities to the Purchaser.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agrees as follows:

SECTION 1.   DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” of a specified Person shall mean a Person that directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For this purpose, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall mean a day other than a Friday or Saturday or other day on which banks in the State of Israel are not required or authorized to close.

“Encumbrances” shall mean mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands, voting trusts, voting agreements, rights of first offer or refusal and equities of any nature whatsoever and howsoever arising and any rights or privileges capable of becoming any of the foregoing.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any agency, department, court or any other administrative, legislative or regulatory authority of any U.S., Israeli or other governmental body.

“Person” shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

SECTION 2.   PURCHASE AND SALE OF SECURITIES

2.1 Purchase and Sale of the Securities.

(a) Subject to the terms and conditions set forth in this Agreement and in reliance upon each party’s representations set forth below, on the Closing Date, the Purchaser shall Purchase from the Seller and the Seller shall sell, transfer, convey and deliver to the Purchaser, free and clear of all Encumbrances, the Securities for the consideration specified in Section 2.1(b) below.

(b) The purchase price for the Ordinary Shares shall be $0.75 per share and the purchase price for the Warrants shall be as set forth on Schedule 1 and Schedule 2 hereto (subject to equitable adjustment for stock splits, recombinations and similar events occurring between the date hereof and the Closing Date) (collectively, the “Purchase Price”). Except as otherwise indicated, all references in this Agreement to “$” or “dollars” shall be to US dollars (US$).

2.2 Closing.

(a) Transfer of Ownership. The closing of the sale and purchase of any Securities between the parties hereto (the “Closing”) shall take place on the day on which such Securities are purchased by the Seller from the Purjes Group or the Wittenstein Group(the “Closing Date”). Accordingly, the parties may hold more than one Closing with respect to different Securities.

(b) Seller Deliverables. At each Closing, the Seller shall deliver or cause to be delivered to an escrow agent for the benefit of the Purchaser: (A) any and all original certificates and instruments evidencing the Securities, to the extent that they have been issued by the Company or its transfer agent, (B) transfer deeds in respect of the Securities and (C) assignment documents evidencing the assignment of any and all registration rights relating to the Securities (the items mentioned in sub-clauses (A), (B) and (C) shall be referred to collectively as the “Conveyance Documents”).

(c)  Payment. Promptly following the receipt of financing by the Purchaser, provided that one or more Closings shall have occurred, the Purchaser shall transfer or cause to be transferred to the Seller the Purchase Price set forth on Schedule 1 and Schedule 2 hereto with respect to the applicable Securities, by way of wire transfer to the account designated in writing by the Seller. Upon the payment of the Purchase Price with respect to any Securities, the Conveyance Documents in respect of such Securities shall be released from escrow and transferred to the Purchaser. If the Purchase Price with respect to any Securities shall not be paid withing 30 days of the date hereof, the Seller shall have the right to rescind the sale of such Securities by written notice to the Purchaser.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as of the date hereof and the Closing Date, as follows:

3.1 Enforcement. This Agreement has been duly executed by the Seller and constitutes the valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

3.3 Ownership of Securities. The Seller is, or at the applicable Closing will be, (i) the sole legal owner of the Securities, and (ii) the holder of good, valid and marketable title to such Securities free and clear of all Encumbrances. Seller has no reason to believe that the Securities have not been duly and validly issued. When delivered to the Purchaser pursuant to the terms hereof, the Securities shall be fully paid and nonassessable, free and clear of all Encumbrances.

3.4 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under, any agreement to which the Seller is a party or by which the Seller is bound or to which the Securities are or may be bound or affected or result in the imposition of any Encumbrance upon the Securities orrequire the Seller to give any notice to, make any filings with, or obtain any authorization of any Governmental Authority, other than the filing of a Schedule 13D.

3.6 Exempt Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4.4, the offer and sale of the Securities as contemplated hereby are, to the best knowledge of the Seller, exempt from the registration requirements of the Securities Act. The Seller has not taken nor is, to the knowledge of the Seller, contemplating taking any action which could subject the offering or sale of such Securities to the registration requirements of the Securities Act. Neither the Seller, nor any of its Affiliates, nor any Person acting on their behalf, has engaged, nor will they engage, in any “direct selling efforts” (within the meaning ascribed to such term in Regulation S promulgated under the Securities Act (“Regulation S”)) with respect to the sale of the Securities. The sale of the Securities by the Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act.

3.7 Fees. No fees or commissions will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Seller.

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof and the Closing Date, as follows:

4.1 Organization; Authorization; Enforcement. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by the Purchaser of the Securities has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

4.2 Exempt Offering.

(a) The Purchaser understands and agrees that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser warrants that neither it nor any of its Affiliates nor any Person acting on their behalf has offered or sold, or will offer or sell, any Securities except in an “offshore transaction” in accordance with Regulation S or otherwise pursuant to an exemption from the Securities Act.

(b) No Persons acting on behalf of the Purchaser or any of its Affiliates has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) with respect to the Securities.

(c) The Purchaser is an experienced investor and is purchasing the Securities for the purpose of investment for its own account and not with a view to distribution or resale, directly or indirectly, to United States persons, in the United States or otherwise in violation of the United States securities laws, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable securities laws. The Purchaser is not located in the United States and is not a “U.S. person” (as defined in Regulation S).

(d) The contemplated purchase of the Securities is not part of a plan or scheme to evade the registration provisions of the Securities Act.

4.3 Fees. No fees or commissions will be payable by the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Purchaser.

4.4 Purchaser Status. Since the Purchaser is a member of the controlling group of the Company and is therefore fully and intimately aware of the legal, financial and business status and affairs of the Company, the Purchaser has not found it necessary to conduct any “due diligence” examination of the Company. Further, the Purchaser has expressly waived the receipt of any warranties and representations from the Seller as to the Company. The Purchaser waives any right to rescind this Agreement and/or to obtain any refund or reduction in the consideration to be paid to the Seller hereunder for the Securities and waives any possible claim against the Seller with respect to the fairness of the purchase price payable hereunder, even in the event that following the Closing of the sale transaction hereunder, any additional or new facts shall come to the attention of Purchaser regarding the Company of which the Purchaser may not have been aware at time of execution of this Agreement.

4.5 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any (A) statute, law regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Purchaser is subject or (B) any provision of the Purchaser’s organizational documents (each as amended through the date hereof) or (ii) require any notice or consent under, any agreement to which the Purchaser is a party or by which the Purchaser is bound.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

5.1 Further Assurance. Each of the parties shall promptly execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

5.2 Publicity and Confidentiality. The parties shall not disclose the terms of this Agreement to any third party, nor issue any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated by this Agreement without first obtaining the prior consent of the other parties to this Agreement, provided that a party shall not be precluded from making such filings or giving such notices as may be required by law or the rules of any stock market, including without limitation, with an amendment to the Purchaser’s Schedule 13D.

5.3 Dividends and Distributions. The Seller will promptly pay or transfer to or to the order of the Purchaser, upon receipt by the Seller, any dividend or distribution declared or other rights declared or distributed by the Company in respect of the Securities for which a record date occurs on or after the Closing Date and which are paid or distributed by the Company to the Seller after the Closing Date.

SECTION 6.  THE SELLER’S CLOSING CONDITION

The obligation of the Seller to sell any Securities on the Closing Date, as provided in Section 2 hereof, shall be subject to the occurrence of the closing of the purchase by the Seller from the Purjes Group or the Wittenstein Group, as the case may be, of such Securities.

SECTION 7.  MISCELLANEOUS

7.1 Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser contained in Sections 3 and 4, respectively, shall survive the Closing Date.

7.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced solely in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of either the Tel-Aviv courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

7.3 Paragraph and Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

7.4 Notices

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by a U.S.- based overnight courier or by registered mail or certified mail, postage prepaid.

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery (of if such date is not a Business Day, on the next Business Day); if mailed by courier, on the second Business Day following the date of such mailing; and if mailed by registered or certified mail, on the fifth Business Day after the date of such mailing.

7.5 Expenses. All costs and expenses (including legal fees and expenses and including interest charges) incurred by the Purchaser or by the Seller in connection with this Agreement and the transactions contemplated hereby or in connection with the transaction in which the Seller purchased the Securities from the Purjes Group and the Wittenstein Group, shall be borne by the Purchaser.

7.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No party shall be entitled to assign this Agreement without the consent of the other parties.

7.7 Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Seller and the Purchaser. Notwithstanding the foregoing, subject to the applicable securities law, the Purchaser shall be entitled to assign this Agreement to any Affiliates of the Purchaser without such consent, provided that at the time of such assignment, (i) the Seller is given written notice by the Purchaser at the time of such assignment stating the name and address of such assignee, and the number of Securities with respect to which such assignment is being made, and that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation, the provisions of this Section 7.7 and (ii) each assignee shall furnish the Seller and with the assignee's written agreement to be bound by this Agreement and confirming the accuracy of the representations and warranties set forth in Section 3 with respect to such assignee. Notwithstanding any such assignment, the Purchaser shall continue to be responsible for the timely and full payment of the Purchase Price to the Seller.

7.8 Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

7.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Seller will be entitled to specific performance under this Agreement.

7.11 No Third-Party Beneficiaries. Except as otherwise set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assignees.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF the parties have signed this Securities Purchase Agreement as of the date first hereinabove set forth.

THE PURCHASER:

KANIR JOINT INVESTMENTS (2005) LIMITED PARTNERSHIP

By: KANIR INVESTMENTS LTD., its General Partner

By: /s/ Menahem Raphael
Name: Menahem Raphael
Title: Director

By: /s/ Ran Fridrich
Name: Ran Fridrich
Title: Director

THE SELLER:

/s/ Menahem Raphael
Menahem Raphael

Schedule 1

Securities - Purjes Group

	Number of Shares	Number of Warrants (Exercise Price)	Purchase Price per Warrant	Aggregate Purchase Price for Shares and Warrants
	3,687,854	422,077 ($0.52) 79,145 ($0.62) 3,000,000 ($0.75) 20,474 ($1.54) 129,310 ($1.16)	$0.23 $0.13 $0.05 $1.00 for all $0.03
Total	3,687,854	3,651,006		$3,027,136

Schedule 2

Securities - Wittenstein Group

Number of Shares	Number of Warrants (Exercise Price)	Purchase Price Per Warrant	Aggregate Purchase Price for Shares and Warrants
1,129,865	403,846 ($0.52)	$0.23	$940,283